UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 24, 2022

AutoWeb, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34761	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 North Ashley Drive, Suite 300 Tampa, Florida 33602-4314
(Address of principal executive offices) (Zip Code)

(949) 225-4500
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AUTO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 24, 2022, AutoWeb, Inc. (“Company” or “AutoWeb”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”), by and among Unity AC 1, LLC, a Delaware limited liability company (“Parent”), Unity AC 2, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”), and the Company. Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser will commence a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock, par value $0.001 per share (“Company Common Stock”), of Company at a price of $0.39 per share in cash without interest (the “Offer Price”).

Pursuant to the Merger Agreement, as soon as practicable after acquiring sufficient shares of Company Common Stock pursuant to the Offer, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Purchaser will merge with and into Company, and Company will become a wholly-owned subsidiary of Parent (the “Merger”), in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”), without a meeting or vote of the Company’s stockholders. In the Merger, the shares of Company Common Stock remaining outstanding following the consummation of the Offer (other than (a) shares owned immediately prior to the time as of which the Merger becomes effective (the “Effective Time”) by the Company or any direct or indirect wholly-owned subsidiary of the Company, (b) shares owned as of immediately prior to the Effective Time by Parent, Purchaser or any other direct or indirect wholly-owned subsidiary of Parent, or (c) shares held by stockholders who have preserved their appraisal rights under Delaware law), will be converted into the right to receive the Offer Price.

The obligation of Purchaser to accept for payment and pay for the shares tendered in the Offer is subject to the satisfaction or waiver of a number of offer conditions set forth in the Merger Agreement, including, without limitation: (1) that prior to the expiration of the Offer at least one share more than 50% of all then outstanding Company Common Stock when added to the shares of Company Common Stock, if any, already owned by Parent or any of its subsidiaries (as determined pursuant to the terms of the Merger Agreement) shall have been validly tendered and not validly withdrawn (the “Minimum Condition”), excluding, for purposes of determining whether the Minimum Condition has been satisfied, shares tendered in the Offer pursuant to guaranteed delivery procedures that have not yet been “received” (as such term is defined in the DGCL), which may not be waived, amended or changed by Purchaser without the consent of Company; (2) the absence of legal orders or restraints prohibiting the consummation of the transactions contemplated by the Merger Agreement; (3) the non-occurrence of a Company Material Adverse Effect (as defined in the Merger Agreement) that is continuing; (4) compliance by the Company with its covenants in the Merger Agreement in all material respects; (5) the accuracy of the Company’s representations and warranties in the Merger Agreement, subject to specific materiality qualifications and thresholds; and (6) the absence of a termination of the Merger Agreement in accordance with its terms.

The Company agreed to customary “no-shop” restrictions on its, its subsidiaries’ and their respective representatives’ ability to initiate, solicit or encourage alternative acquisition proposals from third parties and to provide nonpublic information to or participate in discussions or negotiations with third parties regarding alternative acquisition proposals, except as otherwise permitted by the Merger Agreement, including in connection with the compliance by the Company’s Board of Directors (the “Board”) with its fiduciary duties under applicable law.

The Company and Parent have each made customary representations and warranties in the Merger Agreement. The Company has agreed to customary covenants in the Merger Agreement, including, among others, covenants (1) to use commercially reasonable efforts to conduct its business and operations in the ordinary course and in accordance in all material respects with past practice until the Merger is consummated, and (2) not to engage in certain types of actions related to the operation of its business during this period without Parent’s consent. The Company and Parent each agreed to use reasonable best efforts to take all actions as are necessary to consummate the Merger.

The Merger Agreement also includes termination provisions for both Company and Parent. In connection with the termination of the Merger Agreement under specified circumstances involving a superior proposal to acquire Company, or a change in the recommendation by Board with respect to the transaction to Company’s stockholders, Company may be required to pay Parent a termination fee of $250,000. If the Company elects to terminate the Merger Agreement under certain circumstances where Parent has failed to close when required by the Merger Agreement, Parent will be required to pay the Company a reverse termination fee equal to $1,000,000.

Parent has obtained an equity commitment from One Planet Group, LLC, a Delaware limited liability company (“One Planet Group”), under which One Planet Group has committed, subject to the conditions set forth in the letter, to contribute to Parent as equity capital an aggregate amount sufficient to allow Parent and Purchaser to pay the amounts required to be paid by them as the aggregate consideration in respect of the Shares in the Offer and the Merger and all related fees and expenses. The Company is an express third-party beneficiary of the equity commitment letter. One Planet Group also guaranteed for the benefit of the Company the payment of the reverse termination fee.

Based on the recommendation of a Special Committee of the Board consisting of independent, disinterested directors, the Board approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Offer and the Merger, and determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Offer and the Merger, are fair to, and advisable and in the best interests of the Company and its stockholders, and the Company intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 (the “14D-9”) with the U.S. Securities and Exchange Commission (the “SEC”) recommending that holders of Company Common Stock tender their shares into the Offer.

In connection with its recommendation and approvals as described in the preceding paragraph, the Special Committee and the Board took into consideration, among other things (in addition to these or other factors that may be further described in the 14D-9):
●
that in May 2022, the Company disclosed substantial doubt about its ability to continue as a going concern and announced the formation of a special committee of the Company’s board of directors to explore strategic options, including continuing to seek debt or equity financing, evaluating the potential sale of the Company or its assets, seeking partnership or licensing transactions, and restructuring the Company’s debt and operations;

●
that over the past two months, the special committee of the Company’s board of directors has sought out and carefully considered a range of opportunities for the Company’s business to best provide value for Company stockholders in light of the disclosed going concern;

●	that the Company has experienced and continues to experience significant recurring losses and negative cash flows from operations;

●
that there are no assurances that the Company will be able to raise its revenues, or reduce its operating expenses, to a level which supports profitable operations and provides sufficient funds to pay its obligations;

●
that, other than the Company’s Loan, Security and Guarantee Agreement with CIT Northbridge Credit LLC, dated March 26, 2020, as amended (the “CNC Credit Agreement”), the Company has no committed funding from either debt or equity financings sources;

●	that, as of the date of this report, the Company has borrowed the maximum amount permissible under the terms of the CNC Credit Agreement;
●
that the Company expects it will not be able to obtain equity or debt financing sufficient for the continuing operations of the Company on terms acceptable to the Company or at all prior to the date that it will exhaust its remaining cash resources;

●	that the Company anticipates that it will exhaust its remaining cash resources within the next 60 days;
●	that the Company has explored numerous strategic alternatives prior to entering into the Merger Agreement; and
●
that, absent the proposed transaction, the Company believes that it would have no alternative other than to liquidate or to seek protection under U.S. bankruptcy laws, and that upon any such liquidation of the Company or as a result of any such bankruptcy, if the holders of Company Common Stock received any recovery, such recovery likely would be materially less on a per-share basis than the Offer Price.

As previously reported, effective as of May 26, 2010, the Company adopted a Tax Benefit Preservation Plan, which plan was amended by Amendment No. 1 to Tax Benefit Preservation Plan dated as of April 14, 2014, Amendment No. 2 to Tax Benefit Preservation Plan dated April 13, 2017, and Amendment No. 3 dated as of March 31, 2020, and the number of rights thereunder adjusted by that Certificate of Adjustment dated as of July 12, 2012 (the original plan, as amended and adjusted, is collectively referred to herein as the “Plan”). Under the Plan, the Board may, in its sole discretion, exempt any person from being deemed an Acquiring Person for purposes of the Plan if the Board determines that such person’s ownership of Company Common Stock is in the best interests of the Company (“Plan Exemption”). In connection with the approval of the Merger Agreement, the Board has granted Parent and Purchaser a Plan Exemption to engage in the transactions contemplated by the Merger Agreement, such that each of the transactions contemplated by the Merger Agreement constitute an Exempt Transaction (as defined in the Plan).

If the Merger is consummated, the Company Common Stock will be delisted from The Nasdaq Capital Market and deregistered under the Securities Exchange Act of 1934 (the “Exchange Act”).

A copy of the Merger Agreement is attached as Exhibit 2.1 to this report and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.

The Merger Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about Company. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to (and solely for the benefit of) each other. Investors are not third-party beneficiaries to the representations and warranties of the Company under the Merger Agreement. The assertions embodied in the representations and warranties of Company are qualified by information contained in the confidential disclosure schedules that Company delivered in connection with signing the Merger Agreement, as well as by information contained in all forms, reports and documents filed by Company with the SEC since December 31, 2019 (the “SEC Reports”). Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying confidential disclosure schedules and information contained in the SEC Reports. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

In connection with the execution of the Merger Agreement, certain of the Company’s stockholders, including certain officers, directors and stockholders affiliated with such directors, and certain other stockholders, and comprising approximately 40% of the outstanding shares of Company Common Stock, entered into a Tender and Support Agreement with Parent and Purchaser, whereby such stockholders have agreed to tender and not to withdraw the shares of Company Common Stock held by them in the Offer and to vote such shares in a manner favorable to the Offer and the Merger. The Tender and Support Agreement terminates upon any termination of the Merger Agreement.

The form of the Tender and Support Agreement is attached as Exhibit 10.1 to this report and is incorporated herein by reference. The foregoing description of the Tender and Support Agreement does not purport to be complete and is qualified in its entirety by reference to the form of the Tender and Support Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2022, the Company, Parent and Jared R. Rowe (a member of the Board and the Company’s President and Chief Executive Officer) (collectively, the “Parties”) entered into Amendment No. 2 (the “Amendment”) to that certain Employment Agreement, dated as of April 12, 2018, as amended by that certain Amendment No. 1, dated August 26, 2019 (as amended, the “Rowe Employment Agreement”), by and between the Company and Mr. Rowe. The Amendment was entered into in connection with the transactions contemplated by the Merger Agreement.

The Amendment will not become effective until the closing of the Merger and will terminate in the event that the Merger is not consummated for any reason.

The Amendment provides that Mr. Rowe’s employment will be terminated on the second day following the closing of the Merger (the “Termination Date”), and in lieu of certain payments and other benefits that Mr. Rowe would otherwise be entitled to receive under the Rowe Employment Agreement, Mr. Rowe will instead be entitled to receive an aggregate cash payment of $1,750,000.00 (the “Compensation Amount”) in multiple installments payable between the Termination Date and March 15, 2023, subject to his compliance with the terms of the Amendment, including the execution and non-revocation of a general release of claims against the Company (the “Release”). Specifically, the Compensation Amount will be payable in the following installments: (i) $500,000 on the earlier of the 60th day following the Termination Date and the date on which the Release becomes irrevocable; (ii) $500,000 on the three month anniversary of the Closing Date (as defined in the Merger Agreement); (iii) $500,000 on the six month anniversary of the Closing Date; and (iv) $250,000 on March 15, 2023.

A copy of the Amendment is attached as Exhibit 10.2 to this report and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment.

Item 8.01	Other Events.

On July 25, 2022, the Company and Parent issued a joint press release announcing the entry into the Merger Agreement. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated into this report by reference.

Additional Information

This report on Form 8-K is being filed in accordance with the requirements of the Exchange Act and is neither a recommendation, an offer to purchase nor a solicitation of an offer to sell any securities of the Company. The tender offer described in this document and the exhibits filed herewith has not yet commenced. This document is provided for informational purposes only. At the time the tender offer is commenced, Parent and Purchaser will file with the SEC a Tender Offer Statement on Schedule TO containing an offer to purchase, a form of letter of transmittal and other documents relating to the tender offer, and the Company will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, THE RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF THE COMPANY’S SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SECURITIES. The offer to purchase, the related letter of transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of the Company’s stock at no expense to them. Those documents may be obtained without charge at the SEC’s website at www.sec.gov or by directing a request to Purchaser or its agent for the tender offer as will be set forth in the tender offer documents.

Cautionary Note Regarding Forward-Looking Statements

The statements contained in this Current Report on Form 8-K that are not historical facts are forward-looking statements under the federal securities laws. Words such as “anticipates,” “could,” “may,” “estimates,” “expects,” “projects,” “intends,” “pending,” “plans,” “believes,” “will” and words or phrases of similar substance, or the negative of those words, used in connection with any discussion of future operations, financial performance, plans, events, trends or circumstances can be used to identify some, but not all, forward-looking statements. In particular, statements regarding the expected timing of the acquisition, plans, expectations and opportunities, new product expectations and capabilities, projections, statements regarding future events, and our outlook regarding our performance and growth are forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including uncertainties regarding the expected timetable for completing the tender offer and merger; uncertainties regarding the strategic and other potential benefits of the transaction; uncertainties as to the percentage of AutoWeb’s stockholders tendering their shares in the tender offer; the possibility that competing offers may be made; the possibility that various closing conditions for the tender offer or the merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, collaborators, vendors and other business partners; the risk that shareholder litigation in connection with the tender offer or the merger may result in significant costs of defense, indemnification and liability; other statements about AutoWeb’s or OnePlanet Group’s management’s future expectations, beliefs, goals, plans or prospects; and the risks described in AutoWeb’s periodic reports on file with the Securities and Exchange Commission. Actual outcomes and results may differ materially from what is expressed in, or implied by, these forward-looking statements. AutoWeb undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Among the important factors that could cause actual results or outcomes to differ materially from those expressed in, or implied by, the forward-looking statements include the factors described in the Company’s previous announcement in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 that its management believes that there is substantial doubt about the Company’s ability to continue as a going concern for a period of one year after the date the financial statements were issued; changes in general economic conditions; the financial condition of automobile manufacturers and dealers; disruptions in automobile production; changes in fuel prices; the economic impact of natural or human-caused disasters, including extreme weather, civil and political unrest, and armed hostilities; failure of our internet security measures; dealer attrition; pressure on dealer fees; increased or unexpected competition; the failure of new products and services to meet expectations; failure to retain key employees or attract and integrate new employees; actual costs and expenses exceeding charges taken by AutoWeb; changes in laws and regulations; costs of legal matters, including, defending lawsuits and undertaking investigations and related matters; and other matters disclosed in AutoWeb’s filings with the Securities and Exchange Commission. Investors are strongly encouraged to review the company’s Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, including the factors discussed under the “Risk Factors” heading in the Form 10-K and Form 10-Q, and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect the business, operating results or financial condition of AutoWeb and the market price of the company’s stock.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

2.1*
Agreement and Plan of Merger, dated as of July 24, 2022, by and among Unity AC 1, LLC, a Delaware limited liability company (“Parent”), Unity AC 2, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent, and AutoWeb, Inc.

10.1
Form of Tender and Support Agreement, dated as of July 24, 2022, by and among Unity AC 1, LLC, a Delaware limited liability company (“Parent”), Unity AC 2, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent, and certain stockholders of the Company.

10.2	Amendment No. 2 to Employment Agreement, dated as of July 24, 2022, by an among, AutoWeb, Inc., AC 1, LLC, Unity AC 2, Inc., and Jared R. Rowe.
99.1	Joint press release dated July 25, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Certain schedules and exhibits omitted pursuant to item 601(a)(5) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 25, 2022

AUTOWEB, INC.

By:	/s/ Glenn E. Fuller
Glenn E. Fuller Executive Vice President, Chief Legal Officer and Secretary